EXHIBIT 99.4

INDEX TO FINANCIAL STATEMENTS

	Page	Sequential Page Number
BUCKEYE VENTURES, INC.
Consolidated Balance Sheets	F-3	17
Consolidated Statements of Operations	F-4	18
Consolidated Statements of Changes in Stockholders’ Deficit	F-5	19
Consolidated Statements of Cash Flows	F-6	20
Notes to Consolidated Financial Statements	F-7 - F-12	21-26

BUCKEYE VENTURES, INC. (MICHIGAN) (formerly WORLD WIDE MOTION PICUTURES CORPORATION) AND SUBSIDIARIES
Pro Forma Combined Balance Sheets	F-13	27
Pro Forma Combined Statements of Operations	F-14	28
Notes to Pro Forma Combined Financial Statements	F-15	29

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Buckeye Ventures, Inc.

I have audited the accompanying consolidated balance sheet of Buckeye Ventures, Inc. (Nevada) and subsidiary (the "Company") as of December 31, 2005, and the related consolidated statements of operations, changes in stockholders' deficit, and cash flows for the period June 24, 2005 (inception) to December 31, 2005. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2005 and the results of its operations and cash flows for the period June 24, 2005 (inception) to December 31, 2005, in conformity with accounting principles generally accepted in the United States.

/s/ Michael T. Studer CPA P.C. Freeport, New York June 12, 2006

FINANCIAL STATEMENTS

BUCKEYE VENTURES, INC. (NV) AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
December 31, 2005

ASSETS
Current Assets
Cash and cash equivalents	$415,762
Accounts receivable, net of allowance for doubtful accounts of $80,000	178,951
Other receivable	17,500
Inventory	377,303
Prepaid expenses and other current assets	91,702
Investment in World Wide Motion Pictures Corporation	80,000
Total Current Assets	1,161,218
Property and equipment, net of accumulated depreciation of $10,118	109,615

TOTAL ASSETS	$1,278,333
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Notes payable and current portion of long-term debt	$269,226
Accounts payable	330,178
Accrued expenses payable	324,362
Customer deposits and deferred revenue	25,019
Amounts received pursuant to contingent subscription offers	405,000
Total Current Liabilities	1,353,785
Long-term debt	46,390
Total Liabilities	1,400,175
Stockholders' Deficit
Common Stock, $0.001 par value,
75,000,000 shares authorized, issued and outstanding	75,000
Accumulated deficit	(196,842)
Total Stockholders' Deficit	(121,842)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,278,333

The accompanying notes are an integral part of these consolidated financial statements.

BUCKEYE VENTURES, INC. (NV) AND SUBSIDIARY
CONSOLIDATED STATEMENT OF OPERATIONS
For the period June 24, 2005 (inception) to December 31, 2005

Net sales	$2,064,197
Cost of sales	1,328,906
Gross profit	735,291
Selling, general and administrative expenses	1,022,799
Loss from operations	(287,508)
Interest expense	(13,508)
Loss before income taxes	(301,016)
Income taxes	10,358
Net loss before extraordinary item	(311,374)
Extraordinary item resulting from acquisition of Heating & Air Conditioning Services, Inc.	114,532
Net loss	$(196,842)
Basic and diluted net loss per share:
Net loss before extraordinary item	(.00)
Extraordinary item	.00
Net loss	$(.00)

Shares used to compute basic and diluted net loss per share	75,000,000

The accompanying notes are an integral part of these consolidated financial statements.

BUCKEYE VENTURES, INC. (NV) AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
For the period June 24, 2005 (inception) to December 31, 2005

	Common Stock
	Shares	Amount	Accumulated Deficit	Total
Issuance of stock for services	75,000,000	$75,000	$-	$75,000
Net (loss)	-	-	(196,842)	(196,842)
Balance at December 31, 2005	75,000,000	$75,000	$(196,842)	$(121,842)

The accompanying notes are an integral part of these consolidated financial statements.

BUCKEYE VENTURES, INC. (NV) AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS
For the period June 24, 2005 (inception) to December 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(196,842)
Adjustments to reconcile net (loss) to net cash provided by
operating activities:
Extraordinary item	(114,532)
Stock compensation expense	75,000
Depreciation and amortization	10,118
Change in operating assets and liabilities:
Accounts receivable, net	34,061
Inventory	102,969
Prepaid expenses and other current assets	(61,250)
Accounts payable	6,132
Accrued expenses payable	215,823
Customer deposits and deferred revenues	(25,427)
Net cash provided by operating activities	46,052

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(119,733)
Acquisition of Heating & Air Conditioning Services, Inc.,
less cash assumed of $73,827	(126,173)
Investment in World Wide Motion Pictures Corporation	(80,000)
Purchase of other assets	(7,500)
Net cash (used in) investing activities	(333,406)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	260,000
Proceeds from amounts received pursuant to contingent subscription offers	387,500
Additions to long-term debt	55,987
Repayment of long-term debt	(371)
Net cash provided by financing activities	703,116
NET INCREASE IN CASH AND CASH EQUIVALENTS	415,762
CASH AT JUNE 24, 2005 (INCEPTION)	-
CASH AT DECEMBER 31, 2005	$415,762
Supplemental disclosure of cash flow information:
Interest paid	$226
Taxes paid	$-

The accompanying notes are an integral part of these consolidated financial statements.

BUCKEYE VENTURES, INC. (NV) AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF BUSINESS AND ACCOUNTING POLICIES

Nature of Business. Buckeye Ventures, Inc. ("Buckeye") was incorporated in Nevada on June 24, 2005 for the purpose of acquiring and operating businesses in the heating ventilation and air conditioning and plumbing ("HVAC/Plumbing") industries. On September 22, 2005, Buckeye acquired its first HVAC business (see note 2).

Principles of Consolidation. The consolidated financial statements include the accounts of Buckeye and its wholly owned subsidiary. All intercompany transactions have been eliminated in consolidation.

Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition. The Company recognizes revenue when equipment is delivered and related installation services are performed. For long-term installation contracts, revenues are recognized under the percentage of completion method and include a proportion of the earnings that are expected to be realized on the contract in the ratio that service and production measures, primarily labor incurred, bear to the total estimated service and production measures for the contract.

Cash Equivalents. The Company considers all highly liquid debt instruments with an original maturity date of three months or less to be cash equivalents.

Fair Value of Financial Instruments. The Company has determined that the fair value of its financial instruments, consisting of cash and cash equivalents, accounts receivable, notes payable, accounts payable, accrued expenses payable, and long-term debt, approximates carrying value, based on either their short-term nature or on terms currently available to the Company in financial markets.

Inventory. Inventory is stated at the lower of cost (using the first-in, first-out method) or market.

Property and Equipment. Property and equipment are stated at cost. Maintenance and repair costs are charged to expenses as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

Stock-Based Compensation. The Company has not issued any stock options. The Company accounts for stock grants by expensing the estimated fair value of the stock over the respective service period.

Income Taxes. The Company uses the liability method for income taxes, whereby deferred tax assets and liabilities are determined based on differences between financial reporting and tax reporting bases of assets and liabilities and are measured using enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. Valuation allowances are provided when the expected realization for the tax assets does not meet more likely than not criteria.

Net Loss Per Share. Basic net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. Diluted net loss per share does not differ from basic net loss per share due to the absence of any common stock equivalents such as stock options or convertible securities.

NOTE 2 - ACQUISITION OF HEATING & AIR CONDITIONING SERVICES, INC.

On September 22, 2005, effective July 31, 2005, Buckeye acquired 100% of the outstanding stock of Heating & Air Conditioning Services, Inc. ("HACS") for $200,000 cash. HACS, a Delaware corporation incorporated on October 9, 2001, services and installs heating, cooling, and indoor air quality systems for primarily residential customers located in the Brockton, Massachusetts area.

The identifiable net assets of HACS at July 31, 2005 (effective date of acquisition) consisted of:

Cash and cash equivalents	$73,827
Accounts receivable, net	213,012
Inventory	480,272
Prepaid expenses and other current assets	30,452
Property and equipment, net	41,030
Accounts payable	(324,046)
Accrued expenses payable	(108,539)
Customer deposits and deferred revenue	(50,446)
Net assets	$355,562

 The negative goodwill of $155,562 (excess of the $355,562 identifiable net assets of HACS over its $200,000 purchase price) has been reflected in the accompanying consolidated financial statements as a $41,030 reduction in property and equipment, net and a $114,532 extraordinary gain.

The operating results of HACS have been included in the accompanying consolidated financial statements from July 31, 2005 (effective date of acquisition). Had the acquisition occurred January 1, 2005, pro forma net sales, net loss, and diluted loss per share for the year ended December 31, 2005, would be $4,508,446, $(247,141), and $(.00), respectively. The pro forma information is not necessarily indicative of the results that would have been reported had the acquisition actually occurred on January 1, 2005, nor is it intended to project results of operations for any future period.

NOTE 3 - INVESTMENT IN WORLD WIDE MOTION PICTURES CORPORATION

On October 14, 2005, Buckeye and its two stockholders executed a Share Exchange Agreement with World Wide Motion Pictures Corporation ("WWMPC"), a publicly traded Michigan corporation engaged in the media industry. The agreement, which was amended January 10, 2006, and which was subject to certain conditions precedent to closing, provided for WWMPC's acquisition of 100% of the outstanding stock of Buckeye from its two stockholders in exchange for WWMPC shares which would result in the two Buckeye stockholders owning approximately 80% of the issued and outstanding stock of WWMPC after the exchange. The agreement also provided for Buckeye's immediate purchase of 1,600,000 newly issued shares of WWMPC Common Stock at a price of $.05 per share, or $80,000 total.

On October 22, 2005, Buckeye purchased 1,600,000 shares of WWMPC Common Stock at a price of $.05 per share, or $80,000 total. The last sale of WWMPC Common Stock on the OTC Bulletin Board in 2005 occurred on December 30, 2005, at a price of $.60 per share.

On February 22, 2006, effective March 1, 2006, the Share Exchange Agreement closed. Pursuant to the agreement, the 1,600,000 shares of WWMPC Common Stock were delivered to the two Buckeye shareholders, and Buckeye recorded this subsequent transaction as an $80,000 reduction in its investment in WWMPC and an $80,000 reduction in additional paid-in capital.

NOTE 4 - PROPERTY AND EQUIPMENT

At December 31, 2005, property and equipment consisted of:

Leasehold improvements	$65,838
Vehicles	52,654
Equipment	1,241
Total	119,733
Less: accumulated depreciation	(10,118)
Net	$109,615

NOTE 5 - NOTES PAYABLE AND LONG-TERM DEBT

At December 31, 2005, notes payable and long-term debt consisted of:

Buckeye note payable to investor, interest at 24%, due $50,000 on May 16, 2006,
and $150,000 on July 1, 2006, secured by certain HACS assets	$200,000
HACS note payable to seller of HACS (paid in 2006)	60,000
HACS note payable in monthly installments of principal and interest (at 9.55%) of
$596 through November 7, 2010, secured by truck vehicle	27,970
HACS note payable in monthly installments of principal and interest (at 9.39%) of
$579 through December 12, 2010, secured by truck vehicle	27,646
Total	315,616
Less current portion	(269,226)
Long-term debt	$46,390

NOTE 6 - ACCRUED EXPENSES PAYABLE

At December 31, 2005, accrued expenses payable consisted of:

Accrued compensation due officers	$200,000
Accrued other compensation	53,056
Accrued interest expense	13,282
Accrued state income tax	10,358
Other	47,666
Total	$324,362

NOTE 7 - AMOUNTS RECEIVED PURSUANT TO CONTINGENT SUBSCRIPTION OFFERS

In 2005 Buckeye received a total of $405,000 ($387,500 cash, $17,500 other receivable) from eight investors in exchange for Buckeye obligations to have Buckeye's two stockholders deliver a total of 5,942,742 shares of WWMPC Common Stock in the event that the Share Exchange Agreement (see note 3) closed.

On February 22, 2006, effective March 1, 2006, the Share Exchange Agreement closed and the two Buckeye stockholders authorized the delivery of a total of 5,942,742 shares of WWMPC Common Stock to the eight investors. Buckeye recorded this subsequent transaction as a $405,000 reduction in its amounts received pursuant to contingent subscription offers liability and a $405,000 increase in its additional paid-in capital.

NOTE 8 - INCOME TAXES

Buckeye expects to file a consolidated income tax return with its subsidiary for federal reporting purposes. Buckeye and HACS expect to file separate income tax returns for state reporting purposes.

For the period June 24, 2005 (inception) to December 31, 2005, income taxes consisted of:

Current:
Federal	$-
State	10,358
Total	10,358
Deferred:
Federal	(93,589)
State	(36,112)
Valuation allowance	129,701

Total	-
Total income taxes	$10,358

A reconciliation of the expected income tax expense (benefit) to reported income taxes follows:

Federal income tax at 34%	$(102,345)
State income tax, net	(16,998)
Change in valuation allowance	129,701
Total	$10,358

Management has not determined it to be more likely than not that any portion of the $129,701 deferred tax asset attributable to the future utilization of the net operating loss carry forwards as of December 31, 2005 will be realized. Accordingly, the Company has provided a 100% allowance against the deferred tax asset in the financial statements at December 31, 2005. The Company will continue to review this valuation allowance and make adjustments as appropriate. The federal net operating loss carry forward of $301,016 is available through year 2025 to offset future taxable income.

Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

Operating leases:

HACS leases its office space (approximately 12,000 square feet) under a non cancelable lease agreement executed January 26, 2005 with a lessor partially owned by the General Manager of HACS. The lease provides for monthly rental payments of $7,500 through January 2010.

HACS leases truck vehicles under month to month lease agreements.

For the period June 24, 2005 (inception) to December 31, 2005, rent expense under operating leases consisted of:

HACS office space	$37,500
HACS truck vehicles	19,340
Total	$56,840

At December 31, 2005, the aggregate future minimum lease payments under noncancelable operating lease agreements were as follows:

Year Ended December 31,
2006	$90,000
2007	90,000
2008	90,000
2009	90,000
2010	7,500
Total	$367,500

Employment Agreements:

On September 22, 2005, Buckeye executed an employment agreement with the General Manager of HACS. The agreement expires December 2007, and provides for HACS payment of an annual salary of $125,000, plus additional compensation based on certain specified performance criteria.

On February 10, 2006, Buckeye executed employment agreements with its two stockholders to continue to serve as chief executive officer and chief financial officer, respectively. The initial term of both agreements was two years and both are automatically renewable for successive one year periods unless cancelled by either Buckeye or the respective officer. Both agreements provide for annual salaries to be determined, but not greater than that of the other Buckeye senior managers, and to be reviewed by the Board of Directors not less frequently than annually.

NOTE 10 - SEGMENT INFORMATION

For the period June 24, 2005 (inception) to December 31, 2005, the Company operated in one business segment:
heating ventilation and air conditioning ("HVAC"). Buckeye's operations involved the search for HVAC businesses and the financing and development of its business plan of acquiring many HVAC and plumbing businesses. On September 22, 2005, effective July 31, 2005, Buckeye acquired HACS, its first and only HVAC business acquired in 2005. Segment information follows:

Net sales:
HACS	$2,064,197
Buckeye	-
Total	$2,064,197

Income (loss) before income taxes:
HACS	$107,495
Buckeye	(408,511)
Total	$(301,016)

Total assets at December 31, 2005:
HACS	$993,562
Buckeye	284,771
Total	$1,278,333

All sales were made to customers located in the United States. No single customer accounted for more than 10% of net sales.

NOTE 11 - SUBSEQUENT EVENTS

Business Combination:

On February 22, 2006, effective March 1, 2006, the Share Exchange Agreement between WWMPC, Buckeye, and Buckeye's two stockholders closed (see note 3). As a result of the exchange, Buckeye became a wholly owned subsidiary of WWMPC and Buckeye's two stockholders increased their ownership of WWMPC to 79,792,001 shares of common stock and 796,869 shares of preferred stock, representing 81% of WWMPC's outstanding common stock and preferred stock after the exchange. Also, Buckeye's two stockholders were elected as directors and appointed as officers of WWMPC. Accordingly, Buckeye will be considered the acquirer for accounting purposes and "reverse acquisition" accounting will be used in future WWMPC consolidated financial statements.

WWMPC is a publicly traded Michigan corporation engaged in the media industry. At December 31, 2005, WWMPC and its subsidiaries had consolidated assets and stockholders' equity of $4,421,135 (including $4,282,930 in motion picture and television properties) and $4,393,473, respectively. For the years ended December 31, 2005 and 2004, WWMPC's consolidated operating revenues were $24,579 and $42,254, respectively, and its consolidated net losses were $124,428 and $73,173, respectively.

The Share Exchange Agreement, as amended, also provides that in the event that Buckeye has not acquired a sufficient number of businesses to produce an aggregate annual gross revenue of $20,000,000 by September 1, 2007, the two former Buckeye stockholders shall cancel, without consideration, 7,979,200 shares of WWMPC Common Stock and 79,686 shares of WWMPC Preferred Stock owned by them.

In April 2006, WWMPC changed its name to Buckeye Ventures, Inc. ("BEYV").

Private Placements:

On February 16, 2006, Buckeye received $50,000 from an investor in exchange for a Buckeye obligation to have Buckeye's two stockholders deliver 200,000 shares of WWMPC common stock in the event that the Share Exchange Agreement closed. Upon closing of the Share Exchange Agreement on February 22, 2006, the two Buckeye stockholders authorized the delivery of 200,000 shares of WWMPC Common Stock to this investor and Buckeye recorded the transaction as a $50,000 increase in its additional paid-in capital.

In April and May 2006, Buckeye sold 1,980,000 restricted shares of BEYV Common Stock (provided by the two former Buckeye stockholders) to 11 accredited investors at a price of $.25 per share, or $495,000 total. The related subscription agreements provide that in the event the market value of the shares sold are less than the subscription amounts (based upon the average closing price of the shares during the 30 day period 12 months from the date of the subscribers' receipt of the shares) the stockholders will issue the respective subscriber an additional number of restricted shares so that the value of the subscriber's shares with the additional shares will equal the subscriber's subscription amount.

(b)
BUCKEYE VENTURES, INC. (MICHIGAN) (formerly WORLD WIDE MOTION PICUTURES CORPORATION) AND SUBSIDIARIES
PRO FORMA COMBINED BALANCE SHEETS
DECEMBER 31, 2005 (unaudited)

ASSETS	Buckeye Ventures, Inc. (Nevada) and Subsidiary	World Wide Motion Pictures Corporation and Subsidiaries	Adjustments	Pro Forma
Cash and cash equivalents	$415,762	$103,088	$-	$518,850
Accounts receivable, net	178,951	-	-	178,951
Other receivable	17,500	-	-	17,500
Inventory	377,303	-	-	377,303
Prepaid expenses	91,702	-	-	91,702

Investment in World Wide Motion Pictures Corporation	80,000	-	(a) (80,000)	-
Total current assets	1,161,218	103,088	(80,000)	1,184,306
Motion picture and television properties	-	4,282,930	(b) (4,182,930)	100,000
Property and equipment, net	109,615	35,117	-	144,732
Other assets	7,500	-	-	7,500
TOTAL ASSETS	$1,278,333	$4,421,135	$(4,262,930)	$1,436,538

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Notes payable and current portion of long-term debt	$269,226	$24,461	$-	$293,687
Accounts payable	330,178	3,201	-	333,379
Accrued expenses payable	324,362	-	-	324,362
Customer deposits and deferred revenue	25,019	-	-	25,019
Amounts received pursuant to contingent subscription offers	405,000	-	(a) (405,000)	-
Total current liabilities	1,353,785	27,662	(405,000)	976,447
Long-term debt	46,390	-	-	46,390
Total Liabilities	1,400,175	27,662	(405,000)	1,022,837
Preferred Stock, $.01 par value	-	1,782	(b) 7,969	9,751
Preferred Stock, $10.00 par value	-	230,000	-	230,000
Common Stock, $.001 par value	75,000	29,170	(b) (4,485)	99,685
Additional paid-in capital	-	10,661,959	(a) 325,000	271,107
			(b) (10,715,852)
Accumulated deficit	(196,842	(6,529,438)	(b) 6,529,438	(196,842)
Total Stockholders' Equity (Deficit)	(121,842	4,393,473	(3,857,930)	413,701

Total Liabilities and Stockholders Equity (Deficit)	$1,278,333	$4,421,135	$(4,262,930)	$1,436,538

The accompanying notes are an integral part of these pro forma combined financial statements (unaudited).

BUCKEYE VENTURES, INC. (MICHIGAN) (formerly WORLD WIDE MOTION PICTURES CORPORATION) AND SUBSIDARIES
PRO FORMA COMBINED STATEMENTS OF OPERATIONS
For the year ended December 31, 2005 (unaudited)

	Buckeye Ventures, Inc. (Nevada) and Subsidiary	World Wide Motion Pictures Corporation and Subsidiaries	Adjustments	Pro Forma
Net sales	$2,064,197	$24,579	$-	$2,088,776
Cost of sales	1,328,906	-	-	1,328,906
Gross profit	735,291	24,579	-	759,870
Selling, general and administrative expenses	1,022,799	149,142	-	1,171,941
Loss from operations	(287,508)	(124,563)	-	(412,071)
			-
Interest income	-	962	-	962
Interest expense	(13,508)	(827)	-	(14,335)
Loss before income taxes	(301,016)	(124,428)	-	(425,444)
Income taxes	10,358	-	-	10,358
Net loss before extraordinary item	(311,374)	(124,428)	-	(435,802)
Extraordinary item	114,532	-	-	114,532
Net loss	$(196,842)	$(124,428)	$-	$(321,270)
Basic and diluted loss per share:			-
Net loss before extraordinary item	$(.00)	$(.00)	$-	$(.00)
Extraordinary item	.00	-	-	.00
Net loss	$(.00)	$(.00)	$-	$(.00)
Shares used to compute basic and diluted net loss per share	75,000,000	25,224,202	(c) (539,202)	99,685,000

The accompanying notes are an integral part of these pro forma combined financial statements (unaudited).

BUCKEYE VENTURES, INC. (MICHIGAN) (formerly WORLD WIDE MOTION PICTURES CORPORATION) AND SUBSIDIARIES
NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
For the year ended December 31, 2005 (unaudited)

 NOTE 1 - BASIS OF PRESENTATION

On October 18, 2005, World Wide Motion Pictures Corporation ("WWMPC") announced the Share Exchange of all the issued and outstanding shares of common stock of Buckeye Ventures, Inc. (Nevada) ("Buckeye") in exchange for 79,792,001 shares of WWMPC's common stock. Upon completion of the acquisition, the existing Buckeye shareholders became the owners of approximately 80% of the outstanding common stock of the combined company. Consequently, for accounting purposes, the transaction was accounted for as a reverse acquisition, with Buckeye as the acquirer. Subsequent to the consummation of the transaction and based upon the purchase method of accounting, the historical financial statements of Buckeye became the historical financial statements of the combined company; the assets and liabilities of WWMPC have been accounted for as required under the purchase method of accounting. The results of operations of WWMPC will be included in the consolidated financial statements from the closing date of acquisition, which is March 1, 2006.

The accompanying unaudited combined financial statements illustrate the effect of the WWMPC reverse acquisition ("Pro Forma") of Buckeye. The pro forma combined balance sheets as of December 31, 2005 are based on the historical balance sheets of Buckeye and WWMPC as of that date and assumes the acquisition took place on that date. The pro forma combined statements of operations for the year then ended are based on the historical statements of operations of Buckeye and WWMPC for those periods. The pro forma combined statements of operations assume the acquisition took place on January 1, 2005.

The pro forma combined financial statements may not be indicative of the actual results of the acquisition. In addition, the pro forma combined financial statements are based on management's current estimate of the allocation of the purchase price, the actual allocation of which may differ.

The accompanying pro forma combined financial statements should be read in connection with the historical financial statements of Buckeye and WWMPC, including the related notes, and other financial information included in this 8-K report.

NOTE 2 - PRO FORMA ADJUSTMENTS

The pro forma adjustments to the unaudited pro forma combined financial statements are as follows:

(a) to adjust investment in WWMPC and liability for amounts received pursuant to contingent subscription offers.

(b) to reflect the “reverse acquisition” of WWMPC by Buckeye. Since WWMPC had nominal assets and operations, the Share Exchange has been treated as a capital transaction and recapitalization by the accounting acquirer (Buckeye) and no goodwill has been recorded. Except for WWMPC’s motion picture and television properties asset ( which fair value was calculated to be $100,000), WWMPC’s assets and liabilities have been reflected at their historical carrying values.

(c) to adjust to the number of common shares outstanding after the transaction.

NOTE 3 - Restatement of Previously Issued Financial Statements

The Company has restated its pro forma combined balance sheet at December 31, 2005 (which was previously included in a Form 8-K/A filed with the SEC on June 13, 2006). The purpose of the restatement is to correct errors relating to the previous accounting of the Share Exchange. The restatement adjustments decrease the fair value of the motion picture and television properties (from $6,260,550 to $100,000) and goodwill (from $480,678 to $0) acquired in connection with the Share Exchange Reverse Acquisition. The restatement adjustments had no effect on the proforma combined statement of operations for the year ended December 31, 2005.

The effect of the restatement adjustments on the pro forma combined balance sheet at December 31, 2005 follows:

	As Previously Reported	Restatement Adjustments	As Restated
Total current assets	$1,184,306	$-	$1,184,306
Motion picture and television properties, net	6,260,550	(6,160,550)	100,000
Goodwill	480,678	(480,678)	-
Other assets	152,232		152,232
Total assets	$8,077,766	$(6,641,228)	$1,436,538
Total liabilities	$1,022,837	$-	$1,022,837
Total stockholders’ equity	7,054,929	(6,641,228)	413,701
Total liabilities and stockholders’ equity	$8,077,766	$(6,641,228)	$1,436,538